SEVENTH AMENDMENT TO PARTICIPATION AGREEMENT

     THIS AGREEMENT is made by and among Security Life of Denver Insurance Company, a life insurance company organized under the laws of the State of Colorado ("Insurance Company"), INVESCO Variable Investment Funds, Inc., a Maryland corporation (the "Company"), and INVESCO Funds Group, Inc., a Delaware corporation ("INVESCO") (collectively, the "Parties).

     WHEREAS, the Parties executed a participation agreement dated August 26, 1994 (the "Participation Agreement"), governing how shares of the Company's portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by the Insurance Company through certain separate accounts (the "Separate Accounts");

     WHEREAS, the various Contracts for which shares are purchased are listed in Schedule B of the Participation Agreement;

     WHEREAS, the Parties have agreed that it is in their interests to add an additional Contract funded by the Separate Accounts;

     NOW THEREFORE, in consideration of their mutual promises, the Insurance Company, the Company and INVESCO agree as follows:


1. The Participation Agreement is hereby amended by substituting for the original Schedule B an amended Schedule B in the form attached hereto which adds Strategic Investor Variable Universal Life to the list of Contracts funded by the Separate Accounts.

Executed this 13th day of November 2001.

ATTEST:                                INVESCO Variable Investment Funds, Inc.

/s/ Glen A. Payne
                                       BY: /s/ Ronald L. Grooms
                                           ----------------------------------
                                           Ronald L. Grooms
                                           Treasurer

ATTEST:                                Security Life of Denver Insurance Company


                                       BY: /s/ James L. Livingston, Jr.
                                           ----------------------------------
                                           James L. Livingston, Jr.
                                           Executive Vice President

ATTEST:                                INVESCO Funds Group, Inc.

/s/ Glen A. Payne                      BY: /s/ Ronald L. Grooms
                                           ----------------------------------
                                           Ronald L. Grooms
                                           Senior Vice President

                                                             SCHEDULE B

                                                              Contracts

1.  The Exchequer Variable Annuity                      (Flexible Premium Deferred Combination Fixed and
                                                        Variable Annuity Contract)

2.  FirstLine                                           (Flexible Premium Variable Life Insurance Policy)

3.  Strategic Advantage Variable Universal Life         (Flexible Premium Variable Universal Life Insurance Policy)

4.  FirstLine II Variable Universal Life 5              (Flexible Premium Variable Universal Life Insurance Policy)

5.  Strategic Advantage II Variable Universal Life      (Flexible Premium Variable Universal Life Insurance Policy)

6.  Variable Survivorship Universal Life                (Flexible Premium Variable Universal Life Insurance Policy)

7.  Corporate Benefits Variable Universal Life          (Flexible Premium Variable Universal Life Insurance Policy)

8.  Estate Designer Variable Universal Life             (Flexible Premium Variable Universal Life Insurance Policy)

9.  Strategic Benefit Variable Universal Life           (Flexible Premium Variable Universal Life Insurance Policy)

10. Asset Portfolio Manager Variable Universal Life     (Flexible Premium Variable Universal Life Insurance Policy)

11. Strategic Investor Variable Universal Life          (Flexible Premium Variable Universal Life Insurance Policy)